Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
ENERPAC TOOL GROUP CORP.
(Exact name of registrant, as specified in its charter)

Wisconsin	36-0168610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051
(Address of principal executive offices, including zip code)

ENERPAC TOOL GROUP CORP. 2017 OMNIBUS INCENTIVE PLAN
(AS AMENDED AND RESTATED NOVEMBER 9, 2020)
(Full title of the plan)

Fabrizio Rasetti
Executive Vice President, General Counsel and Secretary
Enerpac Tool Group Corp.
N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051
(Name and address of agent for service)
(262) 293-1500
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐

Smaller reporting company	☐			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐
CALCULATION OF REGISTRATION FEE
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Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, $0.20 par value per share	3,500,000 (1)	$24.51495 (2)	$85,802,325 (2)	$9,362
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(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.
(2)    In accordance with Rule 457(h)(1) of the Securities Act, the price for the shares is computed on the basis of the average high and low prices for the Class A common stock of Enerpac Tool Group Corp. on March 24, 2021 as reported on the New York Stock Exchange.
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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item  1.    Plan Information.
Not required to be filed with the Securities and Exchange Commission (the “Commission”).
Item  2.    Registrant Information and Employee Plan Annual Information.
Not required to be filed with the Commission.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item  3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission by the Registrant:
(a)     Annual Report on Form 10-K for the fiscal year ended August 31, 2020;
(b)    Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2020;
(c)    Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2021;
(d)    Current Reports on Form 8-K filed on November 19, 2020, January 20, 2021 and March 8, 2021; and
(e)    The description of the Class A common stock contained in Exhibit 4.2 filed with Form 10-K for the fiscal year ended August 31, 2019.
All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this registration statement.
Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.
Item  4.    Description of Securities.
Not applicable.
Item  5.   Interests of Named Experts and Counsel.
Not applicable.
Item  6.   Indemnification of Directors and Officers.

The Registrant is incorporated under the Wisconsin Business Corporation Law (“WBCL”). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant’s articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.
Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.
Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.
Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.
Article VIII of the Registrant’s Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors’ and officers’ liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.
Item  7.    Exemption from Registration Claimed.
Not applicable.
Item  8.    Exhibits

Exhibit Number	Description
4.1
Enerpac Tool Group Corp. 2017 Omnibus Incentive Plan (as amended and restated November 9, 2020)
(incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed on December 4, 2020 (Commission File No. 1-11288))

4.2.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 4.9 to the Registrant's Form 10-Q for the quarter ended February 28, 2001 (Commission File No. 1-11288))

4.2.2	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1(b) of the Registrant's Form 10-K for the fiscal year ended August 31, 2003 (Commission File No. 1-11288))

4.2.3	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K for the fiscal year ended August 31, 2004 (Commission File No. 1-11288))

4.2.4	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on July 18, 2006 (Commission File No. 1-11288))

4.2.5	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on January 14, 2010 (Commission File No. 1-11288))

4.3	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Form 8-K filed on July 31, 2020 (Commission File No. 1-11288))

5*	Opinion of James P. Denis III

23.1*	Consent of James P. Denis III (contained in Exhibit 5)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney of Alfredo Altavilla

24.2*	Power of Attorney of Judy L. Altmaier

24.3*	Power of Attorney of J. Palmer Clarkson

24.4*	Power of Attorney of Danny L. Cunningham

24.5*	Power of Attorney of E. James Ferland

24.6*	Power of Attorney of Richard D. Holder

24.7*	Power of Attorney from Sidney S. Simmons
* Filed herewith.
Item  9.    Undertakings.
(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menomonee Falls, State of Wisconsin, on March 29, 2021.

ENERPAC TOOL GROUP CORP.
(Registrant)

By:	/s/ RICK T. DILLON
Rick T. Dillon
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RANDAL W. BAKER	President, Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2021
Randal W. Baker

/s/ RICK T. DILLON	Executive Vice President and Chief Financial Officer (Principal Executive Officer)	March 29, 2021
Rick T. Dillon

/s/ BRYAN R. JOHNSON	Vice President of Finance and Principal Accounting Officer	March 29, 2021
Bryan R. Johnson

/s/ ALFREDO ALTAVILLA	Director	March 29, 2021
Alfredo Altavilla *

/s/ JUDY L. ALTMAIER	Director	March 29, 2021
Judy L. Altmaier *

/s/ J. PALMER CLARKSON	Director	March 29, 2021
J. Palmer Clarkson *

/s/ DANNY L. CUNNINGHAM	Director	March 29, 2021
Danny L. Cunningham *

/s/ E. JAMES FERLAND	Chairman of the Board of Directors Director	March 29, 2021
E. James Ferland *

/s/ RICHARD D. HOLDER	Director	March 29, 2021
Richard D. Holder *

/s/ SIDNEY S. SIMMONS	Director	March 29, 2021
Sidney S. Simmons *

* By: /s/ RICK T. DILLON
(Rick T. Dillon, Attorney-in-Fact)